Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated March 31, 2006 (except for Note 18, as to which the date is April 10, 2006), with respect to the consolidated financial statements of Equity Broadcasting Corporation, in this Registration Statement on Amendment No. 4 to Form S-4 and related proxy statement/prospectus of Coconut Palm Acquisition Corp.

/s/ Moore Stephens Frost, PLC

Little Rock, Arkansas
March 12, 2007